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                                                                    EXHIBIT 10.1

                  ELEVENTH AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                          (RECEIVABLES AND INVENTORY)

        THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (RECEIVABLES AND INVENTORY) (this "Eleventh Amendment") is dated as of September 30, 1996 and is entered into between MICREL INCORPORATED, a California corporation (the "Borrower"), and BANK OF THE WEST, a California banking corporation (the "Bank").

                                   RECITALS:
                                   ---------

        A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated November 29, 1990, that certain First Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated February 11, 1991, that certain Second Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated August 6, 1991, that certain Third Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of October 31, 1991, that certain Fourth Amendment to Amended and restated Loan and Security Agreement (Receivables and Inventory) dated as of June 24, 1992, that certain Fifth Amendment to Amended Restated Loan and Security Agreement (Receivables and Inventory) dated as of September 24, 1992, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of August 6, 1993, that certain Seventh Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of April 29, 1994, that certain Eighth Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of July 2, 1994, that certain Ninth Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of August 23, 1994, and that certain Tenth Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of March 31, 1995 (collectively, the "Loan Agreement");

        B. Borrower and Bank intend to further amend the Loan Agreement as provided by this Eleventh Amendment.

                                  AGREEMENT:
                                  ----------

        NOW, THEREFORE, Borrower and Bank hereby agree as follows:

        1. Unless otherwise expressly provided by this Eleventh Amendment, this Eleventh Amendment shall modify and, to the extent inconsistent with, amend the Loan Agreement and shall be effective upon the last to occur of (i) the date of full execution of this Eleventh Amendment or (ii) the satisfaction or waiver by Bank of all conditions precedent set forth herein. Any capitalized term not specifically defined herein shall have the meaning assigned to it in the Loan Agreement.

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        2.      The first of Section 1.8 of the Loan is hereby deleted in its entirety and the following is inserted in place thereof:

        The term "Collateral" means and includes each and all of the following: all items of new and used equipment purchased or otherwise acquired by Borrower pursuant to Equipment Purchase line A, Equipment Purchase Line B, Equipment Purchase Line C, Equipment Purchase Line D, Equipment Purchase Line E, Equipment Purchase Line F, Equipment Purchase Line G, Equipment Purchase Line H, and Equipment Purchase Line I contained in the Eleventh Amendment to Amended and Restated Loan and Security Agreement (Receivables and Inventory) between Borrower and Bank (the "Eleventh Amendment") (individually an "Equipment Purchase Line" and collectively the "Equipment Purchase Lines"), with respect to which amounts are outstanding and unpaid under the applicable Equipment Purchase Line used to purchase such item of equipment; all deposit and other accounts maintained by Borrower with Bank; all money, deposit accounts and other assets of Borrower which hereafter come into the possession, custody or control of bank; and all proceeds of the foregoing, including but not limited to (i) proceeds of insurance covering the Collateral and (ii) proceeds resulting from the sale or other disposition of the Collateral (which proceeds from sale or other disposition shall include, without limitation, any Receivables, Intangibles, Negotiable Collateral, Inventory, equipment, money, deposit accounts or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral). Bank shall release its security interest in the items of new or used equipment that were purchased with the advances under any Equipment Purchase Line upon the full payment and performance of all Obligations relating such Equipment Purchase Line.

        3. This first paragraph of Section 5.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

        5.1     This Agreement shall remain in full force and effect until one
        (1) year after the date of the Eleventh Amendment and shall continue on a month-to-month basis thereafter until terminated by either party on thirty (30) days prior written notice. Notice of termination shall be effectuated by the mailing of a registered or certified letter of notice properly addressed to the other party. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Bank may terminate its obligations under this Agreement without notice.

        4. The second paragraph of Section 8.15 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

        Borrower agrees to deliver to Bank the following reports, audits and certifications within the time period hereinafter specified:
        (a) within twenty (20) days after the end of each calendar month, an accounts receivable and accounts payable aging, which agings shall be prepared under the direction of and approved by an authorized officer of Borrower, shall be in a form and content satisfactory to Bank, and shall cover Borrower's operations during such period;

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        (b) within fifty (50) days after the end of each calendar quarter, a statement of the financial condition of Borrower for each such calendar quarter (including, but not limited to, a long-form balance sheet and profit and loss statement), which quarterly financial statement shall be prepared by an authorized officer of Borrower, shall be in a form and content satisfactory to Bank, and shall cover Borrower's operations during such period, and a full true and correct photocopy of Borrower's Form 10-Q filed by Borrower with the Securities and Exchange Commission;
        (c) within ninety-five (95) days after the end of each of Borrower's fiscal years, a statement of the financial condition of Borrower for each such fiscal year (including, but not limited to, a long-form balance sheet and profit and loss statement), which statement shall be in a form and content satisfactory to Bank, shall cover Borrower's operations during such period, shall be prepared or audited by independent certified public accountants acceptable to Bank, and shall be accompanied by an unqualified opinion thereof by said accountants, and a full true and correct photocopy of Borrower's Form 10-K filed by Borrower with the Securities and Exchange Commission; and (d) any other Borrower-prepared report requested by Bank relating to the Collateral or the financial condition of Borrower, together with a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing, or documents delivered or caused to be delivered to Bank under this Section 8.15, are complete, correct, and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach of or Event of Default under this Agreement. Borrower shall comply with any request and shall treat any written request as a continuing obligation until expressly modified or terminated in writing.

        5. Section 8.18 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

        8.18    Borrower shall maintain:

        (a) a ratio of total debt (less debt subordinated to Bank) to Total Net Worth of less than 0.75 to 1.0;

        (b) Tangible Net Worth in an amount not less than Thirty Million Dollars ($30,000,000.00);

        (c) a ratio of (i) the sum of cash, cash equivalents, short-term investments, and accounts receivable to (ii) current liabilities of not less than 1.75 to 1.0;

        (d) a after-tax profit from operations for each calendar quarter; provided, however, that Borrower may experience one (1) calendar quarter in which it does not earn an after-tax profit from operations so long as the loss from operations during such quarter does not exceed Five Hundred Thousand Dollars ($500,000.00); and

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        (e)     a ratio of net after-tax profit plus depreciation and
        amortization, on a fiscal year basis, to current maturities of long term liabilities and capitalized leases of not less than one and one-half (1.5) to one (1.0).

        For purposes of this Section 8.18 "after-tax profit from operations" means after tax profit from operations as determined in accordance with generally accepted accounting principles consistently applied increased by extraordinary losses and capital losses from the sale of assets outside the ordinary course of business and decreased by interest income, extraordinary gains, capital gains fro the sale of assets outside the ordinary course of business and investment income earned outside the ordinary course of business.

        6. The Loan Agreement is hereby amended to add a new Section 23, which reads in its entirety as follows:

        23.     EQUIPMENT PURCHASE LINE I.
                -------------------------

        23.1    (a)     Upon the request of Borrower made at any time, and from
        time to time, during Draw Period I (as hereinafter defined), subject to and upon the terms and conditions of this Agreement, and so long as no Event of Default has occurred, Bank agrees to make advances to Borrower for the purpose of purchasing new and/or used equipment for use in connection with Borrower's business (the "Equipment Purchase Line I"). For the purpose of this Agreement, "Draw Period I" shall mean the period between the date of the Eleventh Amendment and the earlier to occur of the following (the "Term Date I"): (i) one (1) year after the date of the Eleventh Amendment or (ii) the date on which the aggregate of all advances made pursuant to this Section 23.1 equals Five Million and 00/100 Dollars ($5,000,000.00).

                (b) Each advance under Equipment Purchase Line I shall be in amount not exceeding one hundred percent (100%) of the cost, excluding installation charges, sales tax, freight, and software charges (as determined by Bank), of items of new and/or used equipment approved by Bank. The aggregate of all advances made by Bank under Equipment Purchase Line I shall not exceed Five Million and 00/100 Dollars ($5,000,000.00). Upon execution of the Eleventh Amendment, Borrower's right, power, and authority to borrow amounts under any of the Equipment Purchase Lines over and above the amount of advances made by Bank thereunder prior to the date of this Eleventh Amendment (the "Outstanding Equipment Purchase Line Advances") shall cease. The Outstanding Equipment Purchase Line Advances shall continue to be subject to the promissory notes previously executed and delivered by Borrower respecting the Outstanding Equipment Purchase Lines and shall be repaid in accordance with the terms thereof.

                (c)     Each advance made by Bank under Equipment Purchase
        Line I, if approved by Bank, shall be made either to Borrower or to the vendor of any new or used equipment financed with the proceeds of such advance (at Bank's option). In no event shall said

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        proceeds be used by Borrower for any purpose other than purchase of the new or used equipment approved by Bank. In the event that Bank opts to disburse the proceeds of any such advance directly to the vendor(s) of any new or used equipment, Borrower shall deliver to Bank an amount equal to the difference between the cost (including all installation charges, sales tax, freight, and software charges) and the amount of such advance, which difference shall be remitted to said vendors(s) with the advance by Bank. Bank shall not be obligated to make any advance under this Section 23.1 unless and until Bank has received and approved the following: (1) a copy of Borrower's purchase order, (2) an original delivery and acceptance certificate executed by Borrower with respect to any new equipment to be purchased, (3) a financing statement relative to such new or used equipment and (4) such other documentation as Bank may require (including, without limitation, schedules describing said new or used equipment). Amounts once borrowed and repaid under Equipment Purchase Line I shall not be available for reborrowing.

        23.2 All advances made under Equipment Purchase Line I shall be evidenced by and subject to the terms of a promissory note executed by Borrower in substantially the form of Exhibit "I" attached to the Eleventh Amendment, with appropriate insertions (the "Equipment Purchase Line Note I"). All loans and advances made under Equipment Purchase Line I shall be added to and deemed a part of the Obligations.

        23.3 (a) Prior to Term Date I, Borrower may make draws and advances under Equipment Purchase Line I (each a "Draw") for the purposes permitted by the Loan Agreement (as amended by the Eleventh Amendment). Commencing at the end of the calendar month in which each such Draw was made and continuing until the end of the calendar quarter in which such Draw was made, Borrower shall make monthly interest payments at the Rate on the outstanding amount of all such Draws made during such calendar quarter.

             (b) At the end of the calendar quarter in which any Draw or Draws are made hereunder, the Rate with respect to all outstanding Draws made during such calendar quarter shall be fixed at the amount of the Rate in effect at the end of such calendar quarter (the "Fixed Rate I"). Commencing one month after the end of each calendar quarter in which a Draw or Draws are made hereunder and at the end of each of the next forty-seven (47) calendar months thereafter, Borrower shall make (i) equal and consecutive monthly principal payments, with each payment being in an amount sufficient to repay the principal amount of all Draws during such immediately preceding calendar quarter over forty-eight (48) months on a straight-line basis and (ii) month interest payments at the Fixed Rate I on the outstanding amount of all Draws during such calendar quarter.

        23.4 Bank shall render monthly statements of all amounts owing by Borrower to Bank under Equipment Purchase Line I, including statements of all principal and interest owing to Bank and such statements shall be conclusively presumed to be correct and accurate and constitute an account between Borrower and Bank unless, within thirty (30) days after receipt thereof

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        by Borrower, Borrower, delivers a written objection specifying the error or errors, if any, contained in any such statement to Bank, which objection must be sent to Bank's place of business by registered or certified mail.

        7. Bank's duties to extend and renew the Obligations and to make advances in accordance with this Eleventh Amendment shall be subject to the satisfaction or written waiver by Bank of the following conditions precedent:

                (i) There being no outstanding and uncured defaults under the Loan Agreement or any other obligations owing by Borrower to Bank;

                (ii) the satisfaction of each of the conditions precedent set forth in Article 7 of the Loan Agreement (including, without limitation, Bank's receipt of a secured lending audit and environmental assessment, evidence of insurance in the for and content required by the Loan Agreement, and a landlord's waiver), each of which is incorporated herein by this reference; and

                (iii) the execution and delivery of (a) this Eleventh Amendment, (b) a Corporate Resolution to Borrow and Pledge in a and content acceptable to Bank, (c) Representations and Warranties in a form and content acceptable to Bank, and (d) such other documents as Bank may request.

        8. Borrower hereby ratified, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement or in any document incident thereto or connected therewith as amended by this Eleventh Amendment.

        9. Except as amended by this Eleventh Amendment, all of the terms and conditions of the Loan Agreement remain in full force and effect.

        IN WITNESS WHEREOF, borrower has executed and delivered this Eleventh Amendment to Bank on the date first above written at San Jose, California.

                                                "BORROWER"

                                                MICREL INCORPORATED,
                                                a California corporation

[SEAL OF BARBARA B. JENKINS]


/s/ Barbara B. Jenkins                      By: /s/ Robert J. Barker
Dated 30 September 1996 before me,               -------------------------------
BARBARA B. JENKINS, appeared and                Robert J. Barker
formally known to me ROBERT J. BARKER.          Vice President, Finance

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        IN WITNESS WHEREOF, Bank hereby accepts this Eleventh Amendment effective as of September 30, 1996 in San Jose, California.

                                        "BANK"

                                        BANK OF THE WEST
                                        a California banking corporation



                                        By: /s/ Damon Doe
                                            ------------------------------


                                        Its: Vice President
                                             -----------------------------

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